Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-_______) of our report dated March 14, 2022, with respect to the consolidated financial statements of Ascent Solar Technologies, Inc. as of and for the fiscal years ended December 31, 2021 and 2020 included in its Annual Report on Form 10-K filed March 14, 2022.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

Haynie & Company

Salt Lake City, Utah

October 20, 2022